SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
November 25, 1996



MEDICAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)



Delaware             0-20440             13-3584552
(State or other       (Commission            (I.R.S.Employer
jurisdiction)          File Number)         Identification No.)


155 State Street, Hackensack, New Jersey   07601
(Address of principal executive offices)   (Zip Code)

(201) 488-6230
Registrant's telephone number, including area code


N/A

Former name and former address, if changed since last report)

Item 5. Other Events

          On November 25, 1996, Medical Resources, Inc. (the "Company"), through its wholly-owned subsidiary, Smith Garden Resources, Inc. ("Sub"), consummated the acquisition (the "Acquisition") of the business assets of Belle-Meade MRI Imaging Corp., 1101 Imaging Corp. and RGB Management Corp. (collectively, the "Corporations") consisting primarily of two diagnostic imaging centers located in East Setauket and Garden City, New York (Long Island). The Acquisition was consummated pursuant to an Asset Purchase Agreement (the "Agreement") dated as of November 13, 1996 by and among the Company, Sub, the Corporations and the controlling stockholders of the Corporations. Pursuant to the Agreement, Sub acquired substantially all of the business assets of the Corporations for a combination of $1,900,000 cash and a $4,500,000 convertible promissory note due January 9, 1997 (the "Note"). The
Note is automatically convertible in accordance with its terms into shares of the Company's Common Stock at a conversion price of $8.44.

Item 7.   Financial Statements and Exhibits.

(c)       Exhibits

Ex. No.     Description

2(a) Asset Purchase Agreement, dated as of November 13, 1996, by and among Belle-Meade MRI Imaging Corp., 1101 Imaging Corp., RGB Management Corp., Mr. Jim Brower, Mr. Chase Riley, and Mr. Michael Griffin, on one hand, and Smith Garden Resources, Inc. and Medical Resources, Inc.

99(a)     Press Release issued November 26, 1996.

     SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     MEDICAL RESOURCES, INC.



     By:/s/ Stephen M. Davis
     Name:   Stephen M. Davis
     Title:  Secretary


Dated:  December 6, 1996

<ex. 2(a)>
MEDICAL
RESOURCES INC.


ASSET PURCHASE AGREEMENT


     AGREEMENT, dated as of November 13, 1996, by and among Belle-Meade MRI Imaging Corp., a New York corporation ("Belle-Meade"), 1101 Imaging Corp., a New York corporation ("1101") and RGB Management Corp., a New York corporation ("RGB", and together with Belle-Meade and 1101, the "Corporations"), Mr. Jim Brower ("Brower"), Mr. Chase Riley ("Riley"), and Mr. Michael Griffin ("Griffin"; and together with Brower and Riley, the "Sellers"), each of which are individuals residing in the State of New York, on one hand, and Smith Garden Resources, Inc., a Delaware corporation, with a mailing address at 155 State Street, Hackensack, New Jersey 07601 ("Buyer") and, solely with respect to the Closing Shares (as herein defined) and Sections 1.3, 1.5(b), 1.8 and 3.1 through 3.4, Medical Resources, Inc. ("MRI").

W I T N E S S E T H:

     WHEREAS, Belle-Meade owns a diagnostic imaging facility operating as OPEN-MRI of Smithaven located in Smithaven, New York and 1101 owns a diagnostic imaging facility operating as OPEN-MRI of Garden City located in Garden City, New York (collectively, the "Centers"), and RGB has contracted with Belle-Meade and 1101 to manage the Centers and the Corporations own or have the right to use certain of the assets, properties, business and goodwill relating thereto (the "Business"); and

     WHEREAS, Buyer desires to acquire and the Corporations desire to sell the Business upon the terms and subject to the conditions hereinafter set forth;

     WHEREAS, the Sellers own all of the outstanding common stock of the Corporations and would each derive substantial benefit from the consummation of transactions contemplated by this Agreement, which, among other things, includes their agreement not to compete with the Business or the Buyer as set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Corporations, Sellers and Buyer agree as follows:

ARTICLE 1

SALE OF ASSETS AND PURCHASE PRICE

          1.1 Sale and Purchase of Assets. On the basis of the representations, warranties, covenants and agreements contained in this Agreement and subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.2 hereof), the Corporations shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from the Corporation, free and clear of all Liens (as defined in Section 2.6(b) hereof) except as otherwise contemplated by Section 2.6 hereof, all of the assets of the Business associated with the Centers, other than the assets listed on Schedule 1.1 (the "Excluded Assets"), including, without limitation, all machinery, equipment, supplies and furnishings used or held for use in the Business, as set forth on Schedule 2.6(A) hereto (all of the foregoing, excepting only the Excluded Assets, being hereinafter referred to as the "Purchased Assets"). As used herein, the term "Purchased Assets" shall also include, without limitation of the foregoing:

               (a) all of the Corporations' accounts receivable recorded as of the close of business on the date immediately preceding the Closing Date (as hereinafter defined) (including any related claims in respect of the collection thereof, collectively, the "Accounts Receivable");

               (b) all leasehold improvements and tangible assets and properties of the Corporations, including machinery and equipment, tooling, tools, furniture, office equipment, furnishings and fixtures;

               (c) all inventories, including finished products, work-in-process, materials, parts, accessories and supplies of the Corporations;

               (d) all rights of the Corporations arising from, in and to all Contracts (as defined in Section 2.8) listed in Schedule 1.4(B) as Contracts to be assumed by Buyer (the "Assumed
Contracts").

               (e) all other assets reflected in the Balance Sheets (as defined in Section 2.4) and all assets acquired since the date of the Balance Sheets, but excluding assets disposed of in the ordinary course of business since the date of the Balance Sheets and cash distributed to stockholders of the Corporations, or assets which have been abandoned by the Corporations since the date of the Balance Sheets, which assets are not, individually or in the aggregate, material to the operation of the Business;

               (f) all security deposits and prepaid expenses of the Corporations;

               (g) all warranties and claims or potential claims against the Corporations' suppliers or lessors with respect to any assets included in the Purchased Assets to the extent said warranties and claims may be assignable; and

               (h) all names (including the tradenames set forth in Schedule 2.6(D)), Proprietary Rights (as defined in Section 10.13), contractual rights, telephone numbers, Licenses (as defined in Section 2.7) which are capable of being transferred pursuant to applicable law, books and records, business and goodwill of the Corporations relating to the Business and the Purchased Assets.

          1.2 Closing Date. The purchase and sale of the Business and Purchased Assets (the "Closing") shall take place on November 25, 1996 at the offices of Werbel & Carnelutti, 711 Fifth Avenue, New York, New York 10022 at 10:00 a.m., New York City time, or as soon thereafter as all of the conditions specified in Articles 5 and 6 of this Agreement shall be satisfied or waived, or at such other place or time or on such other date as the Corporations and Buyer may agree upon in writing (such date and time being hereinafter called the "Closing Date").

          1.3  Purchase Price.     (a)  As consideration for the
Purchased Assets and subject to the terms and provisions of this Agreement, Buyer shall pay to the Corporations an aggregate of $6,400,000 (the "Purchase Price") (subject to adjustment pursuant to clause (b) below) in the form and manner as follows, as follows:

               (i) Buyer shall pay for the assets of Belle-Meade an aggregate of $600,000 by certified check on the Closing Date, less one-third of any deposit previously paid by Buyer which shall be credited to such amount;

               (ii) Buyer shall pay for the assets of 1101 an aggregate of $400,000 by certified check on the Closing Date, less one-third of any deposit previously paid by Buyer which shall be credited to such amount;

               (iii) Buyer shall pay for the assets of RGB (A) an aggregate of $900,000 by certified check on the Closing Date, less one-third of any deposit previously paid by Buyer which shall be credited to such amount (such cash amounts payable to Belle-
Meade, 1101 and RGB, the "Closing Date Amounts") and (B) a promissory note of MRI in the aggregate amount of $4,500,000 (the "Threshold Amount") in the form attached hereto as Exhibit A (the "Closing Note"), which Closing Note shall be convertible into the aggregate number of shares (the "Closing Shares") of common stock

(the "MRI Common Stock"), par value $.01 per share, of MRI which equals the quotient obtained by dividing the Threshold Amount by the conversion price of $8.44 (as adjusted pursuant to the terms of Closing Note, the "Conversion Price").

               (b) Post Closing Adjustment if Closing Shares Registered By January 7, 1997. In the event that the Effective Date (as defined in Section 1.8) occurs by the close of business on January 7, 1997 and the Market Value of the MRI Common Stock as of the Effective Date (the "Effective Date Price") is less than the Conversion Price, MRI, at its option, shall either:

                    (i) issue to RGB promptly following the
Effective Date such additional number of shares ("Additional Shares") of MRI Common Stock (rounded to the nearest whole number) registered pursuant to the Securities Act of 1933 as shall equal a fraction, the numerator of which is an amount (the "Deficiency Amount") equal to the difference between (1) the Threshold Amount and (2) the product obtained by multiplying the Effective Date Price by the number of Closing Shares issuable upon conversion of the Closing Note, and the denominator of which is the Effective Date Price, or

                    (ii) deliver to RGB a promissory note of MRI in the form attached hereto as Exhibit B (the "Adjustment Note") in the aggregate principal amount equal to the Deficiency Amount; provided however, that if the Deficiency Amount exceeds $250,000 (such difference, the "Shortfall"), MRI may deliver an Adjustment
Note in the aggregate principal amount of not more than $250,000 and either Additional Shares or a certified check equal to such Shortfall; or

                    (iii) deliver to RGB a certified check in the aggregate amount equal to the Deficiency Amount.

               (c) Draw Under Letter of Credit if Closing Shares Not Registered By January 7, 1997. To secure the payment obligations of MRI under the Closing Note, on or prior to the Closing Date, MRI shall deliver to RGB a clean irrevocable stand-by letter of credit, in the form set forth as Exhibit C (the "Letter of Credit"), drawn on Citibank in New York or other comparable financial institution reasonably acceptable to RGB in favor of RGB in an original face amount equal to the Threshold Amount. The Letter of Credit shall have an expiry date not earlier than January 15, 1997. In the event the Closing Note is converted or paid by MRI in accordance with its terms, RGB agrees to promptly return the Letter of Credit to MRI for cancellation.

               (d) Allocation of Purchase Price. The Corporations and the Buyer agree to allocate the Purchase Price in accordance with IRC Section 1060. Buyer and the Corporations shall use reasonably diligent efforts to agree to such allocation by the Closing and, in any event, such allocation shall be agreed to by the Corporations and the Buyer within 30 days of the Closing Date.
In addition, the Corporations and the Buyer hereby agree to file timely any information that may be required to be filed pursuant to Treasury Regulations promulgated under IRC Section 1060.

          1.4 Liabilities. Buyer shall not assume or be bound by any duties, responsibilities, obligations or liabilities of the Corporations, the Business or the Centers of any kind or nature, known, unknown, contingent or otherwise (including, without limitation, any benefit plan maintained by the Corporations, any professional fees or any liabilities set forth on Schedule 1.4(A)), except as specifically set forth on Schedule 1.4(B) annexed hereto (the "Assumed Liabilities"). All liabilities and obligations retained by the Corporations are referred to herein as "Retained Liabilities."

          1.5  Additional Closing Date Deliveries and Actions.
(a) On the Closing Date, the Corporations shall (i) deliver, or execute and deliver, to Buyer (w) a Bill of Sale, Assignment and Assumption Agreement in substantially the form annexed hereto as Exhibit D with respect to the Purchased Assets, including the Assumed Contracts, (x) all evidences of consents, waivers or approvals obtained by the Corporations in respect of the consummation of the transactions contemplated by this Agreement,
(y) all of the documents, instruments and opinions contemplated to be delivered by the Corporations to Buyer on the Closing Date pursuant to Article 5 hereof and (z) all such other bills of sale, assignments and other instruments of transfer or conveyances as Buyer may reasonably request or as may otherwise be necessary to evidence and effect the transactions contemplated hereby and (ii) take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession and control of the Purchased Assets at the locations where such Purchased Assets are held or maintained prior to Closing. All of the documents described in (w) through (z) hereof are hereinafter referred to as "Sellers' Closing Documents".

               (b) On the Closing Date, Buyer shall (i) deliver, or execute and deliver, to the Corporations (w) a Bill of Sale, Assignment and Assumption Agreement in substantially the form annexed hereto as Exhibit D with respect to the Purchased Assets, including the Assumed Contracts, (x) the Closing Date Amounts, (y) the Closing Note and (z) all of the documents, instruments and opinions contemplated to be delivered by Buyer to the Corporations on the Closing Date pursuant to Article 6 hereof, and (ii) take all steps and actions as may be reasonably necessary to effectuate the transactions contemplated hereby. All of the documents described in (w) through (z) hereof are hereinafter referred to as "Buyer's Closing Documents" and, collectively with Sellers' Closing
Documents, the "Closing Documents".

               (c) On the Closing Date, Buyer and Seller shall apportion expenses, such as payroll, equipment lease payments and office lease payments, for the month in which the Closing Date occurs based upon the number of days elapsed in such month up to the Closing Date. Buyer shall pay to the Corporations on a pro rata basis any net credit owed to the Corporations and Buyer shall deduct on a pro rata basis from the Purchase Price payable to the Corporations any net credit owed to the Buyer.

          1.6 Consents, Waivers and Further Assurances. From time to time following the Closing, the Corporations and Sellers shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of assignment, conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to effect the transactions contemplated hereby.

          1.7 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing Date (a) by the mutual written agreement of Buyer and the Corporations; (b) by Buyer or the Corporations in the event of any material breach by the other party of any of its agreements, representations or warranties contained herein; or (c) by either Buyer or the Corporations, if the Closing has not occurred on or before January 2, 1997 (provided, however, that if the party seeking to terminate this Agreement pursuant to this clause has failed to use good faith and best efforts to bring about the Closing, or is in breach of a representation, warranty or covenant contained herein beyond any applicable grace period, that party shall not have the right to terminate the Agreement pursuant to this clause), or such later date as may be agreed upon in writing by the Corporations and Buyer (the "Termination Date"). Notwithstanding any such termination, the provisions of Section 8.1 of this Agreement shall remain in full force and effect and no such termination shall be deemed to constitute a release or waiver by either party of any claim against the other party hereto based on any breach by such party of its agreements or its representations and warranties contained herein.

          1.8 Registration of MRI Common Stock. (a) MRI agrees to prepare and file with, and use its best efforts to cause to be declared effective by, the Securities and Exchange Commission (the "SEC"), as soon as practicable following the Closing Date, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the resale by the Sellers in a public distribution of the Closing Shares. The date such registration statement is declared effective by the SEC is referred to herein as the "Effective Date." MRI shall also use its best efforts to keep any such registration statement, and the accompanying prospectus, effective and current under the Securities Act at its expense for a period ending on the earlier to occur of six months from the Effective Date or the date on which Sellers have completed their disposition of such shares pursuant to the registration statement, provided that such six-month period shall be extended for a period equal to the number of days during such six-month period with respect to which trading in the MRI Common Stock is suspended on The Nasdaq Stock Market or such registration statement is not effective and current other than as a result of any action or inaction by Sellers.

               (b) In connection with the registration of the Closing Shares and pursuant to subsection (a) above:

               (i) The Sellers will cooperate in furnishing promptly to MRI in writing any information reasonably requested by MRI in connection with the preparation, filing and processing of such registration statement, provided the Corporations and the Sellers shall not be required to prepare or bear the expense of an audit of the Corporations' financial statements;

               (ii) Prior to filing a registration statement or prospectus or any amendments or supplements thereto, MRI will furnish to Sellers copies of such documents proposed to be filed in advance of filing and provide Sellers with a reasonable opportunity to review such documents and comment thereon;

               (iii) MRI shall use reasonably diligent efforts to have the Closing Shares qualified for listing on The Nasdaq Stock
Market;

               (iv) MRI will prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current for the period required herein and use reasonably diligent efforts to comply with the provisions of the Securities Act and the rules and regulations of the SEC with respect to the sale or disposition of shares covered by such registration statement;

               (v) MRI will furnish to the Sellers such number of prospectuses or other documents incident to such registration as may from time to time be reasonably requested, and cause its shares to be qualified under the blue-sky laws of those states reasonably requested by the Sellers (provided that MRI will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

               (vi) MRI shall notify Sellers, at any time when a prospectus relating to the Closing Shares or Additional Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of material fact or omits any fact necessary to make the statements therein not misleading and MRI shall take such steps at it shall deem necessary to correct such prospectus;

               (vii) MRI shall use reasonably diligent efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, suspending or preventing the use of any related prospectus or suspending the qualification in any jurisdiction in which the sale of the Closing Shares has been qualified;

               (viii) Except as set forth in subsection (ix) below, MRI shall bear all costs and expenses incident to any registration pursuant to this Section 1.8; and

               (ix) The Sellers shall pay any and all brokerage fees and transfer taxes incident to the sale of any share of MRI Common Stock sold by the Sellers pursuant to the registration effected pursuant to this Section 1.8, and shall pay the fees and expenses of any special attorneys or accountants retained by it.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE CORPORATIONS AND SELLERS

               As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Corporations and Sellers, jointly and severally, represent and warrant to Buyer and agree as follows:

          2.1 Organization and Qualification. Each of the Corporations is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and is duly qualified as a foreign corporation in all jurisdictions where the ownership of its property or conduct of its business require it to so qualify. The Corporations have all requisite corporate power and authority to own or lease their properties and the Purchased Assets and to conduct their business as presently conducted. Sellers are the sole voting shareholders of the Corporations.

          2.2 Authority to Effect Transactions. (a) Each of the Corporations and Sellers has all requisite power and authority to execute, deliver and perform this Agreement and all of Sellers' Closing Documents. All necessary corporate action on the part of the Corporations has been or will be prior to the Closing Date duly taken to authorize the execution, delivery and performance by the Corporations of this Agreement and all of Sellers' Closing Documents. This Agreement has been duly authorized, executed and delivered by the Corporations, has been duly executed and delivered by Sellers, and is the legal, valid and binding obligation of each of the Corporations and Sellers, enforceable against each of the Corporations and Sellers in accordance with its terms except (x) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (y) to the extent that such enforceability is subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each of Sellers' Closing Documents has been duly authorized by the Corporations or the Sellers, as appropriate, and, upon execution and delivery by the Corporations and Sellers, as contemplated hereby, will be the legal, valid and binding obligations of each of the Corporations and Sellers, enforceable against each of the Corporations and Sellers in accordance with its terms except (x) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (y) to the extent that such enforceability is subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               (b)  Except as set forth in Schedule 2.2(B) hereto,
(i) no consent, authorization, approval, order, license, certifi-cate, permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or License (as defined in Section 2.7) to which any of the Corporations or Sellers is a party or by which any of the Corporations or Sellers is bound or to which any of the Purchased Assets is subject, is required for the execution, delivery or performance by the Corporations or Sellers of this Agreement or any of Sellers' Closing Documents or the consummation of the transactions contemplated hereby or thereby and
(ii) neither the execution, delivery or performance of this Agreement or any of Sellers' Closing Documents nor the consummation of the transactions contemplated hereby or thereby (v) conflicts with or will conflict with, or (with or without the giving of notice or the passage of time or both) results or will result in a breach of the terms, conditions or provisions of, (w) constitutes or will constitute a default under, (x) results or will result in the creation of any Lien upon any of the Purchased Assets pursuant to, (y) constitutes or will constitute an event creating rights of acceleration, termination or cancellation, or loss of rights under, or (z) results or will result in a violation of, (A) the Corporations' organizational documents and agreements, each as amended to date, (B) any law, statute, rule, regulation, order, award, judgment or decree to which the Corporations, Sellers or any of the Purchased Assets is subject or (C) any contract, agreement, instrument, lease or License to which any of the Corporations or Sellers is a party or by which it is bound.

          2.3  Subsidiaries.  The Corporations have no
subsidiaries. The Corporations own no interest, directly or indirectly, and have no commitment to purchase any interest, direct or indirect, in any other corporation, partnership or enterprise.

          2.4 Financial Statements and Liabilities. (a) The Corporations have delivered to Buyer true and correct copies of the following: unaudited balance sheets of the Corporations as of December 31, 1995 (the "Balance Sheets") and unaudited statements of operations (the "Statements of Operations"; the Balance Sheets and Statements of Operations are herein referred to as the "Financial Statements") of the Corporations. The Balance Sheets present fairly, on a cash basis, the financial condition, assets, liabilities and stockholder's equity of the Corporations as of their dates; the Statements of Operations present fairly, on a cash basis, the results of operations of the Corporations for the period indicated and present fairly the information purported to be shown therein. The Financial Statements are correct and complete in all material respects and are in accordance with the books and records of the Corporations on a cash basis.

               (b) Except as set forth in Schedule 2.4(B) hereto, the Corporations are not subject to any liability (including, without limitation, unasserted claims, whether known or unknown, and liabilities for federal, state or local income tax), whether absolute, contingent, accrued or otherwise, with respect to the Purchased Assets, the Business or the Centers which is not shown or which is in excess of the amount shown or reserved for on the Balance Sheets, other than liabilities of the same class or category as those set forth on the face of the Balance Sheets which were reasonably incurred in the ordinary course of business of the Corporations consistent with past practice after the Balance Sheet Date (as defined below). Schedule 2.4(B) hereto also sets forth a true and accurate list of all accounts payable and accrued liabilities existing as of the date hereof and specifying any obligations required to be paid during the next three months in the amount of $10,000 or greater, singularly or in the aggregate.

          2.5 Absence of Certain Developments. Except as contemplated by this Agreement, or as otherwise set forth on
Schedule 2.5 hereto, since December 31, 1995 (the "Balance Sheet Date"), the Business has been conducted in all material respects only in the ordinary course of business consistent with past practice. Except as set forth on Schedule 2.5 hereto, since the Balance Sheet Date, there has been (a) no material adverse change in the Purchased Assets, the Business, the liabilities, operations, profits, condition (financial or otherwise) or prospects of the Centers, and, to the best of the Corporations' and Sellers' knowledge, no fact or condition exists relating specifically to the Corporation (except for market and industry conditions affecting providers of diagnostic imaging services generally) or is contemplated or threatened which might reasonably be expected to cause such a change in the future, and (b) no damage, destruction, loss or claim or condemnation or other taking materially and adversely affecting the Purchased Assets.

          2.6  Tangible Personal Property; Title and Liens.  (a)
Set forth on Schedule 2.6(A) hereto is a list of all of the tangible personal property included in the Purchased Assets.

               (b) The Corporations have good and marketable title to all of the Purchased Assets free and clear of all mortgages, liens, security interests, easements, encumbrances, equities, claims and obligations to other Persons (as such term and all other defined terms used herein and not otherwise defined are defined in
Section 10.13) of every kind and character (any of the foregoing, a "Lien"), other than as set forth on Schedule 2.6(B) hereto (each Lien expressly set forth on such Schedule is a "Permitted Lien"). Upon delivery to Buyer on the Closing Date of the instruments of assignment and transfer contemplated by this Agreement, the Corporations will thereby transfer to and vest in Buyer good and marketable title to the Purchased Assets, free and clear of all Liens other than Permitted Liens. The Corporations shall discharge and indemnify Buyer from and against any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses resulting or arising from any and all Liens existing on the Closing Date (whether inchoate, or not, and whether perfected or not) on or with respect to any Purchased Assets, except Permitted Liens. Except as set forth on
Schedule 1.1 hereto, the Purchased Assets constitute all assets and properties presently used in the operation of the Business as it is currently being operated.

               (c) The real property owned or leased by the Corporations which is used in the conduct of the Business is set
forth on Schedule 2.6(C).   No default or event of default on the
part of the Corporations, and no event which with the giving of notice or the passage of time would constitute a default, with respect to such leases, has occurred and is continuing unremedied or unwaived.

               (d) (i) The Corporations have the right to use each Proprietary Right listed in Schedule 2.6(D) in the manner and location now used, and except as otherwise set forth therein, all of such Proprietary Rights are, and will be on the Closing Date, free and clear of all royalty obligations and Liens. There are no claims pending, or, to the Sellers' or Corporations' best knowledge, threatened against the Corporations that their use of any of the Proprietary Rights listed on Schedule 2.6(D) infringes the rights of any Person. The Corporations and the Sellers have no knowledge of any conflicting use of any of such Proprietary Rights.

               (ii) The Corporations have no trade name, service mark, patent, copyright or trademark related to its Business, except those which are set forth in Schedule 2.6(D), which are all those necessary for the operation of the Business as presently conducted.

               (iii) The Corporations are not a party in any capacity to any franchise, license or royalty agreement respecting any Proprietary Rights and, there is no conflict with the rights of others in respect to the Proprietary Rights now used in the conduct of the Business and the Corporations and the Sellers are unaware of any facts of circumstances which might give rise to the foregoing.

          2.7 Licenses and Authorizations. The Corporations own, hold or possess all foreign, federal, state or local governmental licenses, franchises, permits, privileges, approvals and other authorizations and licenses which are necessary to entitle them to own or lease the Purchased Assets to conduct and carry on the Business substantially as presently conducted (the "Licenses"), except for such Licenses which if not maintained would not have a material adverse effect on the continuing operation of the Business at any Center. Set forth on Schedule 2.7 hereto is a list and brief description of each of the Licenses. Each of the Licenses is valid and in full force and effect, and will continue in full force and effect, without default or forfeiture of any rights thereunder after the consummation of the transactions contemplated hereby. No notice of cancellation, default or breach of or any dispute concerning any of the Licenses owned, possessed or held by the Corporations or of any event or condition or state of facts described in the next following sentence has been received by the Corporations or Sellers with respect to any of such Licenses.
There is not now pending, or to the knowledge of the Corporations or Sellers threatened, any action to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the Licenses. The Corporations and Sellers have performed and fulfilled in all material respects all of their respective obliga-tions under each of the Licenses, and none of the Corporations or the Sellers is aware of any event or condition or state of facts which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any of such Licenses or which permits or, after notice or lapse of time or both, would permit revocation or termination of any of such Licenses or which would materially adversely affect any of the rights of the Corporations thereunder.

               2.8  Contracts and Other Instruments; Bank Accounts

               (a) Schedule 2.8 hereto sets forth a list of all contracts, agreements, instruments and leases to which the Corporations or Sellers, on behalf or for the benefit of the Corporations, are a party or by which they are bound, relating to the Business or to which any of the Purchased Assets are subject (collectively, together with any contracts, agreements, instruments and leases entered into by the Corporations or Sellers with respect to the Business between the date hereof and the Closing Date consistent with the terms of this Agreement, being herein called the "Contracts"). The Corporations and Sellers have provided Buyer with a true and complete copy of each Contract.

               (b) Each of the Contracts constitutes the valid and binding obligation of the Corporations and/or Sellers and, to the best of the Corporations' and Sellers' knowledge, the other party thereto, is in full force and effect. The Corporations and/or Sellers have performed and fulfilled all of their material obligations under each of such Contracts required to be performed as of the date hereof, are not in default or breach thereunder, and, to the knowledge of the Corporations and Sellers, no other party is in default or breach thereunder.

          2.9  Employees.

               (a) Schedule 2.9(A) hereto contains (i) a list of the names and relationships with the Corporations of all employees of the Corporations as of the date hereof, (ii) a description of all agreements (oral or written) with such employees, (iii) the dates on which such employees commenced working for the Corporations, (iv) any increase in such employee's compensation since January 1, 1996, and (v) the compensation of such employees. Except as set forth on Schedule 2.9(B) hereto, the Corporations are not a party to any collective bargaining agreement, employment agreement, retirement plans (whether qualified or non-qualified), deferred compensation or severance agreement, consulting or advisory agreement, confidentiality agreement or covenant not to compete (except as set forth in this Agreement) relating to the employees or otherwise relating to the Business.

               (b) The Corporations have complied in all material respects with all applicable laws, rules and regulations affecting the employment of labor, including, but not limited to, those relating to wages, hours, discrimination and the payment of social security, withholding and similar taxes, and is not liable for any arrears of wages or any penalties for failure to comply with any of the foregoing. There are no controversies pending, or, to the best of the Sellers' or Corporations' knowledge, threatened between the Corporations and any of its employees, or any labor unions or collective bargaining unit representing or purporting to represent any of its employees.

          2.10 Compliance with Laws; Litigation. The Purchased Assets and their uses comply with, and the Corporations with respect to the Purchased Assets and Business are in compliance with, all applicable laws, regulations, rules, or ordinances of, and all applicable judgments, writs, decrees, injunctions and orders of, any foreign, federal, state, local or other governments or court or governmental departments, commissions, bureaus, agencies or instrumentalities, including but not limited to, all healthcare and environmental laws, except where noncompliance would not have a material adverse effect on the continuing operation of the Business at any Center. The Corporations are not, with respect to the Business, the Centers or the Purchased Assets subject to any judgments, writs, decrees, injunctions or orders of any foreign, federal, state or local government or court or governmental department, commission, bureau, agency or instrumentality. Except as set forth on Schedule 2.10 hereto, there is no suit, action, administrative proceeding, arbitration or other proceeding or governmental investigation involving the Corporations or Sellers pending or, to the best knowledge of the Corporations and Sellers, threatened against the Corporations or Sellers with respect to the Business or the Purchased Assets (including, without limitation, any claim for medical malpractice), nor, to the best knowledge of Sellers or Corporations, is there any reasonable basis for any of the same, nor has there been any at any time during the last five years, and there are no suits, actions, administrative proceedings, arbitrations or other proceedings or investigations pending in which the Corporations or Sellers is the plaintiff or claimant relating to the Purchased Assets. There is no suit, action, administrative proceeding, arbitration or governmental investigation involving the Corporations or Sellers, pending or, to the best knowledge of the Corporations and Sellers, threatened, which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

          2.11 Machinery, Equipment and Supplies. All machinery, equipment and supplies of the Corporations included in the Purchased Assets are in good and usable condition, ordinary wear and tear excepted.

          2.12 Insurance. Schedule 2.12 hereto sets forth a list of all policies of insurance in force with respect to the Purchased Assets, the Centers or the Business. The Corporations have received no notices of any pending or threatened terminations with respect to such policies and the Corporations are in compliance with all material conditions contained therein. All such policies are valid and enforceable and in full force and effect and are sufficient for all applicable requirements of law. All such policies will remain in full force and effect through the Closing Date.

          2.13 Tax and Other Returns and Reports. There are no pending questions, nor claims asserted for, ad valorem taxes or assessments upon the Purchased Assets nor are there any tax Liens outstanding against any of the Purchased Assets. The Corporations have paid or caused to be paid to Federal, state and local authorities all amounts required to be paid by Federal, state and local law or regulations with respect to withholding from the wages of the Corporations' employees.

          2.14 Accounts Receivable; Accounts Payable.

               (a) The Corporations have good title, free and clear of all Liens except Permitted Liens, to the receivables reflected on their balance sheets ("Accounts Receivable"). The Accounts Receivable have arisen from bona fide transactions entered into in the ordinary course of business (provided, however, that neither the Corporations nor the Sellers guarantees collection thereof) and are not in dispute or subject to defense, counterclaim or set-off.

               (b) All of the Corporations' trade and lender accounts payable and any other obligation relating to the Business are, and shall be at the Closing Date, current in accordance with their terms.

          2.15 Environmental Matters.   To the best of
Corporations' knowledge after due inquiry by the Corporations, there has been:

               (a)  no release or threatened release of any
hazardous substance, pollutant or contaminant as each such term presently is defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, resulting from any activity by or on behalf of the Corporations or any predecessor in interest, including but not limited to, the generation, handling, storage, treatment, transportation or disposal of any hazardous substance, pollutant or contaminant at the premises on which the Centers are located (the "Premises");

               (b) past or future action taken or to be taken by any federal, state or local entity or by any private party under any federal, state or local statute, rule, regulation or guideline concerning the release of any hazardous substance, pollutant or contaminant into the soil, air, surface or subsurface waters or the environment in general from the Premises; and

               (c) claims or actions brought or which may be brought by any third party for damages occurring at or outside of the Premises resulting from the alleged release or threatened release of any hazardous substance, pollutant or contaminant by the Corporations or any predecessor in interest, including but not limited to, claims for health effects to persons, property damage and/or damage to natural resources; nor do the Corporations have any knowledge of any basis for any of the foregoing.

          2.16 Brokers. Neither the Corporations, Sellers nor any Affiliate of the Corporations or Sellers has incurred any liability or obligation to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

          2.17 Disclosure. No representation or warranty by the Corporations or Sellers contain, or on the Closing Date will contain, any untrue statement of material fact or omits, or on the Closing Date will omit to state, a material fact necessary to make the statements not misleading.

          2.18 Investment Intent. The Corporations and the Sellers are acquiring the Closing Shares which are issuable under this Agreement for investment for their own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof and understands that the Closing Shares are being offered under an exemption in Section 4(2) of the Securities Act upon reliance on such representation. Each Corporation and Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act. Each Corporation and Seller understands that the Closing Shares which are issuable hereunder, have not been, and will not as of the Closing Date be, registered under the Securities Act. Each Corporation and Seller acknowledges that the Closing Shares which are issuable hereunder must be held indefinitely until subsequently registered under the Securities Act or unless an exemption from such registration is available. Each Corporation and Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares subject to the satisfaction of the requirements set forth therein.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER AND MRI

               As an inducement to the Corporations and the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer and MRI jointly and severally represent and warrant to the Corporations and the Sellers and agree as follows:

          3.1 Organization. Each of Buyer and MRI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and MRI has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as presently conducted. Buyer is a wholly owned subsidiary of MRI.

          3.2 Authority to Effect Transactions. (a) Each of Buyer and MRI has all requisite corporate power and authority to execute, deliver and perform this Agreement and Buyer's Closing Documents. All necessary corporate action on the part of Buyer and MRI has been duly taken to authorize the execution, delivery and performance of this Agreement and Buyer's Closing Documents. This Agreement has been duly authorized, executed and delivered by Buyer and MRI, and is the legal, valid and binding obligation of Buyer and MRI enforceable against Buyer and MRI in accordance with its terms. Buyer's Closing Documents have been duly authorized by Buyer and, upon execution and delivery by Buyer as contemplated hereby, will be the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

               (b) (i) No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulating body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which Buyer or MRI is a party or by which it is bound, is required for the execution, delivery or performance by Buyer or MRI of this Agreement or any of Buyer's Closing Documents or in connection therewith or for consummation of the transactions contemplated hereby or thereby and (ii) neither the execution, delivery or performance by Buyer or MRI of this Agreement or any of Buyer's Closing Documents, nor the consummation of the transactions contem-plated hereby or thereby (w) conflicts with or will conflict with or (with or without the giving of notice or the passage of time or both) results or will result in a breach of the terms, conditions or provisions of, (x) constitutes or will constitute a default under, (y) constitutes or will constitute an event creating rights of acceleration, termination or cancellation, or loss of rights under, or (z) results or will result in a violation of, (A) the certificate of incorporation or by-laws, each as amended to date, of Buyer or MRI, (B) any law, statute, rule, regulation, order, award, judgment or decree to which Buyer or MRI is subject, or (c) any contract, agreement, instrument, lease or license to which Buyer or MRI is a party or by which it is bound.

          3.3  Litigation.    There is no suit, action,
administrative proceeding, arbitration or other proceeding or governmental investigation (including by the SEC or The Nasdaq Stock Market) pending or, to the best knowledge of Buyer or MRI, threatened against Buyer or any MRI Group Entity, which questions the legality, validity or propriety of the transactions contemplated by this Agreement, which would reasonably be expected to have a material adverse effect on the business of MRI and its subsidiaries taken as whole, which would suspend or disqualify trading of the MRI Common Stock on The Nasdaq Stock Market or which would cause the SEC to refuse to review the registration statement to be filed pursuant to Section 1.8.

          3.4  SEC Reports.   Since September 1, 1995, MRI and its
subsidiaries have timely filed (i) all forms, reports, statements and other documents required to be filed with (A) the SEC, including, without limitation (1) all Annual Reports on Form 10-K,
(2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special),
(4) all Current Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements (collectively, the "SEC Reports"), (B) The Nasdaq Stock Market and (C) any other applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not have an material adverse effect on MRI's or Buyer's ability to perform the transactions contemplated hereby (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 3.4 being referred to herein, collectively, as the "Reports"). The Reports, including all Reports filed after the date of this Agreement and prior to the Closing Date (x) were or will be prepared in all material respects in accordance with the requirements of applicable law (including, with respect to the SEC Reports, the Securities Act and the Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports) and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. MRI agrees to file in a timely manner all Reports after the date of this Agreement and prior to the date the registration statement pursuant to Section 1.8 is no longer required to remain effective. The outstanding shares of MRI Common Stock are duly qualified for listing on The Nasdaq Stock Market.

ARTICLE 4

CONDUCT OF BUSINESS AND TRANSACTIONS PRIOR TO CLOSING

Between the date hereof and the Closing Date:

          4.1  Access.   The Corporations shall (a) afford to the
officers, stockholders, employees, consultants, attorneys, agents, engineers, accountants and other representatives ("Agents") of Buyer and of any prospective lenders or to investors in Buyer or its Affiliates (the "Buyer's Lenders and Investors") free and full access to the properties, assets, books and records of the Corporations relating to the Purchased Assets, (b) permit them to make extracts from and copies of such books and records and (c) from time to time furnish to Buyer, Buyer's Agents or Buyer's Lenders and Investors such financial and operating data and other information concerning the results of operations of the Centers and the Business as Buyer may reasonably request including all interim financial statements with respect to the Centers. No investigation by or on behalf of Buyer shall affect the representations and warranties of Sellers and the Corporations hereunder.

          4.2  Conduct of Business.     The Corporations, Sellers,
Buyer and MRI shall refrain from taking any action which would render any of their respective representations and warranties inaccurate in any material respect as of the Closing Date, except for changes therein permitted by this Agreement or resulting from transactions carried out pursuant to this Agreement. Each party shall promptly notify the other of any action, suit, proceeding or investigation that may be threatened, brought, asserted or commenced of which it becomes aware that would have been required to be disclosed hereunder or listed, in the case of the Corporations or the Sellers, on Schedule 2.10 hereto, if such action, suit, proceeding or investigation had arisen or were in existence on or prior to the date hereof. The Corporations and Sellers shall act diligently and reasonably (a) to preserve the Purchased Assets, (b) to keep available, if so requested by Buyer, the services of the present personnel of the Centers, (c) to preserve the goodwill of suppliers and customers of the Centers and others having business relations therewith, (d) to comply with all applicable laws, rules and regulations and (e) to prepare and file all tax returns required to be filed. Except as otherwise contem-plated by this Agreement or consented to in writing by Buyer, the Corporations shall conduct the Business and operations of the

Centers in all material respects only in the ordinary course and substantially as presently operated. Notwithstanding the foregoing, except as otherwise contemplated by this Agreement or consented to in writing by Buyer, neither Corporation shall, (i) except in the ordinary course of business, sell, lease, transfer or otherwise dispose of (including transfers to any Affiliates of the Corporations), or mortgage or pledge, or impose or suffer to be imposed any Lien on, any Purchased Assets, or enter into any arrangement to do any of the foregoing; (ii) increase the compensation payable to any employee except raises in the ordinary course consistent with past practice; (iii) enter into any material service or equipment contract; (iv) incur any material loss of customers (defined as any customers, the revenues from which constituted greater than 5% of the total 1995 revenues of Belle-Meade or 1101); or (v) take any action or fail to take any action which would cause any representation made in Article Two not to be true and correct on the Closing Date. Until January 2, 1997, Sellers and the Corporations shall not (i) sell, agree or offer to sell, or negotiate for the purpose of selling, to any person other than Buyer any material asset of the Corporations, except in the ordinary course of the Corporations' business, or (ii) enter into any joint venture, lease or other agreement or transaction not in the ordinary course of business, or negotiate for the purpose of entering into any such agreement or transaction, or (iii) take any action which could have the effect of precluding the consummation of the transaction contemplated hereby.

          4.3  Maintenance.   The Corporations shall act reasonably
and in accordance with their prior practice with respect to the Business to preserve, maintain in good and usable condition and insure and repair the Purchased Assets in the ordinary course. In the event of any material loss of, or material damage to, the Purchased Assets prior to the Closing, the Corporations shall either pay the lesser of the repair or replacement cost thereof to Buyer at the Closing or, at the option of Buyer, promptly repair or replace the lost or damaged assets in order to minimize the interruption to the Business.

          4.4  Consents and Approvals.  Sellers and the
Corporations shall act diligently and reasonably to secure the consents and approvals of any governmental agencies and authorities and any other Persons, as set forth on Schedule 2.2(B) annexed hereto, required to be obtained to effect the transactions contemplated hereby or to otherwise satisfy the conditions set forth in Sections 5.4 and 5.5 hereof, provided that Sellers and the Corporations shall not make any agreement or understanding affecting the Centers or the Business as a condition for obtaining any such consent or waiver except with the prior written consent of Buyer and except that Sellers, the Corporation and Buyer shall not be required to pay any consideration in order to obtain a consent or a waiver. Buyer shall act diligently and reasonably to cooperate with Sellers and the Corporations to obtain the consents or approvals contemplated by this Section 4.4.

          4.5 Renewal of Assumed Contracts. The Corporations and Sellers shall keep Buyer fully informed of all significant developments with respect to the renewal of any Assumed Contracts that are scheduled to expire between the date hereof and the Termination Date. The Corporations shall use their best efforts to renew any Assumed Contracts listed on Schedule 1.4(B) hereof that are scheduled to expire during such period on terms no less favorable than those currently prevailing.

          4.6  Retained Liabilities.    The Corporations agree to
pay all Retained Liabilities and to indemnify Buyer from any liability thereunder.

          4.7  Employees.     Buyer shall make an offer of
employment to each of the Corporations' employees employed at the Centers (the "Employees") for employment by Buyer at the Centers from and after the Closing Date upon such employment terms as Buyer shall determine in its sole discretion. As to any Employees which decide not to enter into Buyer's employ on the Closing Date, the Corporations shall be solely responsible for (i) properly notifying such Employees of their termination, and (ii) making all severance and other related payments, including but not limited to payments for accrued vacation and accrued sick days, if any.


ARTICLE 5

CONDITIONS TO OBLIGATIONS OF BUYER

               The obligations of Buyer under this Agreement shall be subject, at the option of Buyer, to the fulfillment of each of the following conditions as of the Closing Date:

          5.1 Accuracy of Representations and Compliance with Conditions. All representations and warranties of Sellers and the Corporations contained in this Agreement shall be true and accurate when made and, except (a) as a result of the taking of any action contemplated hereby or (b) insofar as any representation or warranty relates to any specified earlier date, shall be true and accurate as of the Closing Date, as though such representations and warranties were then made by Sellers and the Corporations; and Sellers or the Corporations shall have performed and complied with all of their covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing.

          5.2 No Changes or Destruction of Property. Between the date hereof and the Closing Date, there shall have been (a) no material adverse change in the Business or the Purchased Assets;
(b) no damage, destruction, loss or claim or condemnation or other taking materially adversely affecting the Business or the Purchased Assets; and (c) no lawsuit, proceeding or claim filed or asserted against either Sellers or the Corporations that, if adversely determined, could reasonably be expected to have a material adverse effect on the Business or the Purchased Assets.

          5.3 Opinion of Counsel for Sellers and the Corporations. Buyer shall have received from counsel to Sellers and the Corporations, an opinion dated the Closing Date in the form set forth in Exhibit E hereto.

          5.4 Necessary Government Approvals. The parties shall have received all governmental and regulatory approvals, actions and consents, if any, necessary to consummate the transactions contemplated hereby.

          5.5 Necessary Consents. The parties shall have received written consents, in form and substance reasonably satisfactory to Buyer, to the transactions contemplated hereby from all Persons whose consent is required therefor, as set forth on Schedule 2.2(B) or otherwise under any Assumed Contract.

          5.6 Review of Proceedings. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or any other agreement to be executed and delivered by any of the parties hereunder or in connection herewith shall be subject to the reasonable approval of Buyer's counsel, and Sellers and the Corporations shall have furnished to such counsel such documents as such counsel may have reasonably requested for the purpose of enabling such counsel to pass upon legal matters incidental thereto.

          5.7 Threatened or Pending Proceedings. No proceedings shall have been initiated or threatened by any governmental department, commission, bureau, board, agency or instrumentality seeking to enjoin or otherwise restrain the consummation of the transactions contemplated hereby.

          5.8 Deliveries Complete. All documents required to have been delivered by Sellers and the Corporations to Buyer, including each of the certificates, instruments and documents listed on
Schedule 5.8 hereto, and all actions required under this Agreement to have been taken by Sellers or the Corporations, at or prior to the Closing shall have been delivered or taken.

          5.9 Accounts Payable. All trade and lender accounts payable and any other obligation relating to the Business shall, as of the Closing Date, be current in accordance with their terms.

          5.10 Closing Certificate. On the Closing Date, the Corporations and Sellers shall deliver to Buyer a closing certificate in the form of Exhibit F signed by the President of each Corporation and each of the Sellers to the effect that: (a) all representations and warranties of Sellers and the Corporations contained in this Agreement are true and correct as if made on and as of such date, except (i) as a result of the taking of any action contemplated hereby and (ii) insofar as any such representation or warranty relates to a specified earlier date; (b) the Sellers and the Corporations have performed and complied with all of their covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing; and (c) each of the other conditions precedent to Buyer's obligations to close under this Agreement has been fulfilled.

          5.11 Assumption of Leases. The landlords for the premises on which the Centers are located shall have agreed to the assumption by Buyer of the leases for such premises.

ARTICLE 6

CONDITIONS TO OBLIGATIONS OF THE CORPORATIONS AND SELLERS

               The obligations of the Corporations and Sellers under this Agreement shall be subject, at the option of the Corporations and Sellers, to the fulfillment of each of the following conditions as of the Closing Date:

          6.1 Accuracy of Representations and Compliance with Conditions. All representations and warranties of Buyer contained in this Agreement shall be true and accurate when made and, except
(a) as a result of the taking of any action contemplated hereby or
(b) insofar as any representation or warranty relates to any specified earlier date, shall be true and accurate as of the Closing Date, as though such representations and warranties were then made by Buyer; and Buyer shall have performed and complied with all of its covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing.

          6.2 Review of Proceedings. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or any other agreement to be executed and delivered by any of the parties hereunder or in connection herewith shall be subject to the reasonable approval of the Corporations' counsel, and Buyer shall have furnished to such counsel such documents as such counsel may have reasonably requested for the purpose of enabling such counsel to pass upon legal matters incidental thereto.

          6.3 Threatened or Pending Proceedings. No proceedings shall have been initiated or threatened by any governmental department, commission, bureau, board, agency or instrumentality seeking to enjoin or otherwise restrain the consummation of the transactions contemplated hereby.

          6.4 Opinion of Counsel to Buyer. Sellers shall have received from Werbel & Carnelutti, counsel for Buyer, an opinion dated the Closing Date in the form set forth in Exhibit G hereto.

          6.5 Deliveries Complete. All documents required to have been delivered by Buyer to the Corporations and Sellers, including each of the certificates, instruments and documents listed on
Schedule 6.5 hereto, and all actions required under this Agreement to have been taken by Buyer, at or prior to the Closing shall have been delivered or taken.

          6.6 Necessary Government Approvals. The parties shall have received all governmental and regulatory approvals, actions and consents necessary to consummate the transactions contemplated hereby.

          6.7 Closing Certificate. On the Closing Date, Buyer and MRI shall deliver to the Corporations a certificate in the form of Exhibit H signed by the President (or a Vice President) of Buyer and MRI to the effect that: (a) all representations and warranties of Buyer and MRI contained in this Agreement are true and correct as if made on and as of such date, except (i) as a result of the taking of any action contemplated hereby and (ii) insofar as any such representation or warranty relates to a specified earlier date; (b) Buyer and MRI have performed and complied with all of their covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing; and (c) each of the other conditions precedent to Sellers' obligations to close under this Agreement has been fulfilled.

          6.8 Necessary Consents. The parties shall have received written consents from all Persons whose consent is required therefor for the assignment and assumption of any Assumed Contract as set forth on Schedule 2.2(B) and the Corporations shall have obtained releases with respect to such Assumed Contracts.

ARTICLE 7

TRANSACTIONS SUBSEQUENT TO CLOSING

          7.1 Record Retention; Access. Buyer shall retain the books and records of the Centers and the Purchased Assets transferred to Buyer hereunder for a period of not less than four
(4) years; provided, however, that Buyer shall have the right to dispose of or destroy any such books and records at any earlier time upon giving the Corporations reasonable notice of such intent and the right to obtain from Buyer those books and records which it intends to dispose of or destroy. The Corporations shall have the right, at the expense of the Corporations,

               (i) of reasonable access to and examination of such records and books for a period of four (4) years from and after the Closing Date upon reasonable notice to Buyer and during normal business hours and

               (ii) to make copies of such of the books, contracts and records included in the Purchased Assets as are in Buyer's possession which relate to any period prior to the Closing. With the approval of Buyer, which approval shall not be unreasonably withheld or delayed, the Corporation may remove from Buyer's possession the originals of such of the books and records included in the Purchased Assets as the Corporations may require, for use in litigation, provided that the Corporations shall indemnify Buyer against losses, expenses, or damages resulting from the loss, destruction or nonreturn of such books and records.

          7.2  Power of Attorney.  Effective upon Closing, the
Corporations constitute and appoint the Buyer and its successors and assigns, the true and lawful attorneys for the Corporations, with full power of substitution, in the name of the Corporations, but on behalf of and for the benefit of and at the expense of the Buyer, to institute and prosecute, in the name of the Corporations or otherwise, all proceedings which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets, to defend and compromise any and all actions, suits or proceedings in respect of any of such Purchased Assets, and to do all such acts and things in relation thereto as the Buyer shall deem advisable. Buyer shall use reasonably diligent efforts to give the Corporations written notice of Buyer's exercise of the foregoing power. The foregoing powers are and shall be coupled with an interest and shall be irrevocable by the Corporations or by the Corporations' dissolution or in any manner or for any reason. The Buyer shall retain for its own account any amounts collected pursuant to the foregoing powers, including any sums payable in respect thereof, and the Corporations shall promptly pay to the Buyer, when received, any amounts which shall be received by the Corporations in respect of the Purchased
Assets as provided herein.

          7.3 Further Actions. At any time and from time to time after the Closing, each party hereto agrees, at its own expense (except as otherwise provided herein), to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.


ARTICLE 8

CONFIDENTIALITY AND NON-COMPETE

          8.1 Confidentiality. (a) Prior to and immediately after the Closing, no party to this Agreement shall directly or indirectly make or cause to be made any public announcement or disclosure, or issue any notice with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto, except for any disclosure or notice required, based upon the advice of MRI's counsel, to be made by MRI, including, but not limited to a press release announcing the transaction contemplated by this Agreement, which disclosure or notice Buyer shall make available to Sellers for Sellers' review and comment and with respect to which Sellers shall respond to in a timely manner. In the event this Agreement terminates without the purchase and sale of the Purchased Assets having taken place, the parties and their respective Affiliates and Agents will (i) hold in confidence and refrain from using all non-public information received in connection with the transactions contem-plated in this Agreement, and (ii) promptly return all such non-public information and any and all copies thereof to the party to which such information relates. The Corporations and the Sellers acknowledge that the common stock of Buyer's parent, MRI, is publicly traded and agree to refrain from using non-public information regarding this transaction in connection with the purchase or sale of such securities.

               (b) During the period commencing on the date hereof and ending five years from the date hereof, neither the Corporations or Sellers nor any Affiliate of the Corporations or Sellers shall disclose intentionally to anyone, or use or otherwise exploit for the Corporations' or Sellers' or any Affiliate of the Corporations or Sellers benefit, or for the benefit of anyone other than Buyer or MRI Group Entities, (i) any confidential information of Buyer or MRI Group Entities relating to the Business or the Centers, including, without limitation, any trade secrets, customer lists, details of client or consultant contracts, marketing plans, product or service development plans, business acquisition plans of the Buyer or MRI Group Entities related to the Business, or (ii) any portion or phase of any technical information, ideas, "know-how", discoveries, product designs, computer programs (including source or object codes), processes, procedures, formulae or improvements relating to the Centers that is valuable, and whether or not in written or tangible form, and including all memoranda, notes, plans, reports, records, documents and other evidence thereof (all such information, documents and materials being hereinafter called "Confidential Information").

               (c)  The foregoing notwithstanding, the term
"Confidential Information" does not include, and there shall be no obligation hereunder with respect to, (i) information that becomes generally available to the public, other than as a result of a disclosure by the Corporations or Sellers or any Affiliate of the Corporations or Sellers or any agent or other representative thereof, and (ii) business know-how, marketing and development techniques and technical methods applicable to diagnostic imaging businesses generally. Neither the Corporations or Sellers nor any Affiliate of the Corporations or Sellers shall have any obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is required by law, and the Corporations or Sellers or any Affiliate of the Corporations or Sellers concerned shall provide Buyer with prompt notice of such requirement, prior to making any disclosure, so that the Buyer may seek an appropriate protective or restrictive order.

               (d) At the request of Buyer, the Corporations and Sellers agree to deliver to Buyer, at any time during the term of this Agreement, all Confidential Information which any of them may possess or control.

          8.2 Non-Competition/Noninterference. During the period commencing on the date hereof and ending five years from the date hereof, neither the Corporations or Sellers nor any Affiliate of the Corporations or Sellers shall, directly or indirectly:

               (a) anywhere within a fifteen (15) mile radius of the Centers own, manage, operate, advise (whether or not for compensation), control, or invest or acquire an interest in any business, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, director, officer, Key Employee, joint venturer, lender, advisor, consultant, investor or other participant, in any business (a "Competitive Business") which competes, directly or indirectly, with the Business of the Centers; provided however that (i) Chase Riley and Michael Griffin shall be permitted to continue their current occupation of distributing medical equipment to customers, including customers and physicians in businesses which may be deemed to be Competitive Businesses and
(ii) Sellers shall be permitted to operate only ultrasound, general x-ray and advanced mammography systems equipment (magnetic resonance imaging unit) at 2001 Marcus Avenue, New Hyde Park, New
York, New York, provided that Sellers shall only be permitted to use such mammography equipment for magnetic resonance imaging of the human breast.

               (b) solicit, induce or influence any customer, supplier, or any other person or entity which has a business relationship with Buyer or any MRI Group Entity to discontinue or reduce the extent of such relationship with Buyer or any MRI Group Entity; or

               (c) (i) recruit, solicit or otherwise induce or influence any employee of Buyer or any MRI Group Entity to discontinue such employment with Buyer or any MRI Group Entity or any radiologist who, at the time has a business relationship with Buyer or any MRI Group Entity, from discontinuing such relationship with Buyer or an MRI Group Entity, or (ii) employ or seek to employ, or cause any Competitive Business or permit any Competitive Business to employ or seek to employ, any person who is then (or was at any time within six months prior to the date any Seller, Seller's Affiliate or the Competitive Business employs or seeks to employ such person) employed by Buyer or any MRI Group Entity.

               (d) Notwithstanding the foregoing, the provisions of this Section 8.2 will not be deemed breached because (i) any Corporation or Seller beneficially owns, in the aggregate, not more than 5% of the outstanding common stock of a corporation, if, at the time of its acquisition by such Seller, such stock is listed on a national securities exchange, is reported on Nasdaq or is regularly traded in the over-the-counter market by a member of a national securities exchange or (ii) by virtue of Brower's equity ownership in Nydic.


ARTICLE 9

INDEMNIFICATION

          9.1 Indemnity by the Corporations and Sellers. The Corporations and Sellers, jointly and severally, agree to indemnify and hold harmless Buyer and its successors and assigns and its and their respective officers, directors, controlling Persons (if any), employees, attorneys, agents, Affiliates, partners and stockhold-ers, in each case past, present, or as they may exist at any time after the date of this Agreement (including Buyer, the "Buyer Indemnitees") against and in respect of any and all:

               (a) claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon (i) any breach of any representation, warranty, covenant or agreement of any Seller or either Corporation contained in this Agreement or in any other agreement executed and delivered by any Seller or either Corporation hereunder or in connection herewith, (ii) all Retained Liabilities and any other obligation or liability of the Corporations of any nature, accrued or contingent, not assumed by Buyer in accordance with Section 1.4 of this Agreement; and

               (b)  claims, suits, actions and proceedings,
including, but not limited to, professional liability claims of Persons not a party to this Agreement and related investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising therefrom and from events occurring on or prior to the Closing Date relating to the Purchased Assets or the operation or conduct of the Business other than the Assumed Liabilities.


               Notwithstanding the foregoing, Buyer shall not be entitled to indemnification for any amounts with respect to which Buyer is actually reimbursed under an insurance policy.

          9.2 Indemnity by Buyer and MRI. Buyer and MRI agree to indemnify and hold harmless the Corporations and Sellers and their successors and assigns and its partners, controlling Persons (if any), employees, attorneys, agents, Affiliates, partners (including the Corporations and Sellers, the "Seller Indemnitees") against and in respect of any and all

               (a) claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon (i) any breach of any representation, warranty, covenant or agreement of Buyer or MRI contained in this Agreement, or in any other agreement executed and delivered by Buyer or MRI hereunder or in connection herewith and
(ii) the Assumed Liabilities pursuant to Section 1.4 of this Agreement; and

               (b) claims, suits, actions and proceedings (formal and informal) of Persons not a party to this Agreement and related investigations, judgments, deficiencies, damages, settlements, lia-bilities, losses, costs and legal and other expenses arising from events occurring after the Closing Date relating to the Corporations or the operation or conduct of the Business except to the extent that same results from the breach of any representation or warranty of Sellers or the Corporations hereunder.

          9.3 Defense of Claims. Any Buyer Indemnitee or Seller Indemnitee (the "Indemnified Party") seeking indemnification under this Agreement shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly upon learning of the existence of such claim. Upon receipt by the Indemnitor of a Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, in such event, shall agree to pay and otherwise discharge with the Indemnitor's own assets all judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses related thereto; and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. If the Indemnitor does not assume the defense thereof, the Indemnitor shall similarly cooperate with the Indemnified Party in such defense or prosecution. The Indemnified Party shall have the right to participate in the defense or prosecution of any lawsuit with respect to which the Indemnitor has assumed the defense and to employ its own counsel therein, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action or (ii) such Indemnified Party shall have reasonably concluded that there exists a significant conflict of interest with respect to the conduct of such Indemnified Party's defense by the Indemnitor, in either of which events such fees and expenses shall be borne by the Indemnitor and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnitor shall have the right, in its sole discretion, to settle any claim solely for monetary damages for which indemnification has been sought and is available hereunder, provided that the Indemnitor shall not agree to the settlement of any claim which constitutes the subject of a Claim Notice which settlement in the reasonable opinion of the Indemnified Party would have an adverse continuing effect on the business of the Indemnified Party without the prior written consent of the Indemnified Party. The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any suit, which settlement the Indemnitor may, if it shall have assumed the defense of the suit, reject in its reasonable judgment within 10 days of receipt of such notice. Notwithstanding the foregoing the Indemnified Party shall have the right to pay or settle any suit for which indemnification has been sought and is available hereunder, provided that, if the defense of such claim shall have been assumed by the Indemnitor, the Indemnified Party shall automatically be deemed to have waived any right to indemnification hereunder.

          9.4 Limits on Recovery. (a) Notwithstanding anything in Sections 9.1 or 9.2 to the contrary, an Indemnitor shall only be required to indemnify an Indemnified Party pursuant to such sections with respect to a particular claim for damages, claims or other amounts for which the Indemnified Party is entitled to indemnification pursuant to such sections to the extent the Indemnified Party delivers to the Indemnitor a Claim Notice relating to such claim within two (2) years from the Closing Date; provided, however, that with respect to a claim by an Indemnified Party involving professional liability or malpractice claims against the Indemnified Party or liability for taxes, such Indemnified Party shall be entitled to indemnification pursuant to Sections 9.1 or 9.2, as the case may be, until the relevant statute of limitations under applicable law relating to such specific claim has expired.

               (b) Neither the Corporations or Sellers (pursuant to Section 9.1) nor Buyer or MRI (pursuant to Section 9.2) shall be required to indemnify the other party pursuant to such sections unless the aggregate amount of damages, claims or other amounts for which the Indemnified Party is entitled to indemnification pursuant to such sections (the "Damages") exceeds $10,000 (the "Indemnification Threshold"), provided that if such aggregate amount of Damages exceeds the Indemnification Threshold, the Indemnitor shall indemnify the Indemnified Party for the entire amount of Damages and not merely for the amount of Damages which exceeds $10,000.


ARTICLE 10

MISCELLANEOUS

          10.1 Bulk Sales Laws.  Buyer waives compliance by the
Corporations with any applicable bulk sales law and Sellers hereby agree to indemnify Buyer from any liability thereunder.

          10.2 Expenses. Each party hereto shall pay its own expenses incident to the negotiation, preparation and consummation of this Agreement and all other agreements, instruments and documents executed and delivered by it hereunder or in connection herewith, including all fees and expenses of its or their respective counsel and accountants, whether or not the transactions contemplated hereby or thereby are consummated.

          10.3 Survival. The representations, warranties, covenants and agreements contained in or made pursuant to this Agreement shall survive the Closing, except to the extent that they relate to a specified earlier date.

          10.4 Entire Agreement; Modification. This Agreement (including the Schedules and Exhibits hereto) sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter and may be modified only by a written instrument duly executed by each party hereto.

          10.5 Notices. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or when hand delivered as follows:

                    If to any Seller or the Corporations:
                    6 Bayview Avenue
                    Northport, New York  11768

                    with a copy to:

                    Jim Brower
                    11 Martin Drive
                    West Nyack, New York 10994

                    If to Buyer or MRI:

                    Smith Garden Resources, Inc.
                    c/o Medical Resources, Inc.
                    155 State Street
                    Hackensack, New Jersey 07601
                    Attention:  Mr. William D. Farrell

                    with a copy to:

                    Werbel & Carnelutti
                    711 Fifth Avenue
                    New York, New York 10022
                    Attention:  Stephen M. Davis, Esq.

or at such other address as either such party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto. All references to days in this Agreement shall be deemed to refer to calendar days, unless otherwise specified.

          10.6 Waiver. Any waiver must be in writing, and any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          10.7 Binding Effect; Assignment. (a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, and any purported assignment without such consent shall be void.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

          10.8 Separability. If any provision of this Agreement is invalid, illegal or unenforceable, such provision shall be ineffec-tive to the extent, but only to the extent of, such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless such a construction would be unreasonable.

          10.9 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction and interpretation of this Agreement.

          10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.11     Governing Law.  This Agreement shall be
construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.

          10.12 Incorporation by Reference. The Schedules and Exhibits attached hereto and the letters referred to herein as having been executed or delivered concurrently with the execution of this Agreement are an integral part of this Agreement and are incorporated herein by reference.

          10.13 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

          "Affiliate" of a Person shall mean any other Person controlling, controlled by or under common control with such Person.

          "Key Employee" shall mean any person who is employed in a management, executive, supervisory, marketing or sales capacity for another person.

          "Knowledge of the Corporation" shall mean the knowledge actually possessed by a person in an executive or management capacity.

          "Market Value" shall mean, with respect to any trading day, the average of the closing price per share of the MRI Common Stock on the fifteen consecutive trading days ending on such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices of such MRI Common Stock, in either case on The Nasdaq Stock Market or the principal securities exchange on which the shares of MRI Common Stock are listed or admitted to trading.

          "MRI" - Medical Resources, Inc., a Delaware corporation.

          "MRI Group Entity" - any entity in which the Buyer, MRI, any direct or indirect subsidiary of MRI, or any such other entity has a significant direct or indirect equity or financial interest at any time during the term of this Agreement.

          "Person" shall mean and include any individual, partner-ship, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

          "Proprietary Rights" means any copyrights, trademark, trade name, service mark, service name, trade secret, know-how, confidential information or other intellectual property.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                         BELLE-MEADE MRI IMAGING CORP.


                         By: /s/ Chase Riley
                            -----------------------------
                            Name: Chase Riley
                            Title:


                         1101 IMAGING CORP.


                         By: /s/ Chase Riley
                            -----------------------------
                            Name: Chase Riley
                            Title:


                         RGB MANAGEMENT CORP.


                         By: /s/ Chase Riley
                            -----------------------------
                            Name: Chase Riley
                            Title:


                          /s/ Jim Brower
                         --------------------------------
                         Seller:  Jim Brower


                          /s/ Chase Riley
                         --------------------------------
                         Seller:  Chase Riley


                          /s/ Michael Griffin
                         --------------------------------
                         Seller:  Michael Griffin

                         SMITH GARDEN RESOURCES, INC.

                         By: /s/ William D. Farrell
                            -----------------------------
                            Name: William D. Farrell
                            Title: President

Solely with respect to the issuance of
the Closing Shares and Sections 1.3, 1.5(b),
1.8 and 3.1 through 3.4 hereof:

MEDICAL RESOURCES, INC.


By: /s/ William D. Farrell
   ------------------------


86420

<Ex. 99(a)>

PRESS RELEASE

MEDICAL RESOURCES, INC. COMPLETES NEW YORK
IMAGING CENTER ACQUISITIONS

Hackensack, New Jersey, November 26, 1996-Medical Resources, Inc. (NASDAQ:MRII) announced today that it has completed the previously announced acquisition of two magnetic resonance imaging centers in New York. The company acquired centers located in Garden City and East Setauket, N.Y. for $6.4 million payable in a combination of $1.9 million in cash and $4.5 million of common stock. Medical Resources now operates a total of 38 imaging centers, including 14 in the New York/New Jersey market.


Commenting on the acquisition, William D. Farrell, President and Chief Operating Officer of Medical Resources, stated, "We are very pleased to add the OPEN MRI at Garden City and the OPEN MRI at Smith Haven to our regional concentration of centers in the New York market. These sites compliment our existing Centereach, Long Island facility, which was acquired during July. The newly acquired centers are expected to add approximately $4.4 million to Medical Resources consolidated annual net revenues and be accretive to future earnings per share. We are continuing to pursue other attractive diagnostic imaging acquisition opportunities."

Medical Resources specializes in the operation and acquisition of diagnostic imaging centers. The Company currently operates 38 imaging centers in the Northeast (20), Florida (12) and the Chicago area (6) and provides network management services to managed care organizations in these regions. Also, through its subsidiary StarMed Staffing, the Company provides temporary healthcare staffing to acute and sub-acute care facilities nationwide.

Medical Resources Contact:         Investor Relations Contact:

Contact:  William D. Farrell       Betsy Brode, Vice President
          President and Chief      Morgen Walke Associates
           Operating Officer       (212) 850-5606
          Medical Resources,Inc.
          (201) 488-6230


155 State Street, Hackensack, NJ 07601
201-488-6230  Fax 201-488-8455